Fifth AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of August 15, 2018 (“Amendment Date”), by and among BLUEGREEN VACATIONS CORPORATION, a Florida corporation f/k/a Bluegreen Corporation (“Borrower”), each of the financial institutions from time to time party hereto (individually, each a “Lender”, and collectively, the “Lenders”) and PACIFIC WESTERN BANK, a California state-chartered bank, as successor-by-merger to CapitalSource Bank, as administrative, payment and collateral agent for itself, as a Lender and the other Lenders (in such capacities, “Agent”).

RECITALS

WHEREAS, Borrower, Lenders and Agent are parties to, among other Loan Documents, that certain Amended and Restated Loan and Security Agreement, dated as of July 10, 2013, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement, dated as of December 6, 2013,  as further amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement, dated as of June 25, 2015, as further amended by that certain Third Amendment to Amended and Restated Loan and Security Agreement, dated as of October 24, 2016, as further amended by that certain Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of October 19, 2017 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”); and

WHEREAS, Borrower, Lenders and Agent desire to amend the Loan Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I. Definitions

Capitalized terms used in this Amendment are defined in the Loan Agreement unless otherwise stated.

ARTICLE II.

Amendments to Loan Agreement and Side Letter

2.1 Amendment to Section 1.1 of the Loan Agreement.   Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by deleting the reference to “BFC Financial Corporation” in the definition of “Affiliate” and replacing such reference with “BBX Capital Corporation”.

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2.2 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “Calculated Rate” in its entirety as follows:

““Calculated Rate” shall mean, as of any date of determination, the applicable percentage referenced in the table below during the time period opposite each such percentage with respect to the portion of the outstanding unpaid principal balance of the Loan opposite each such percentage:

Applicable Time Period	Applicable Portion of the Outstanding Unpaid Principal Balance of the Loan	Calculated Rate
From Fifth Amendment Effective Date to September 20, 2018	Equal to or less than the sum of $10,000,000 less the then outstanding principal balance of the Inventory Loan	4.50%
From Fifth Amendment Effective Date to September 20, 2018	Greater than the sum of $10,000,000 less the then outstanding principal balance of the Inventory Loan, but less than or equal to the sum of $19,000,000 less the then outstanding principal balance of the Inventory Loan	4.00%
From Fifth Amendment Effective Date to September 20, 2018	Greater than the sum of $19,000,000 less the then outstanding principal balance of the Inventory Loan	3.50%
From September 21, 2018 and thereafter	Equal to or less than the sum of $15,000,000 less the then outstanding principal balance of the Inventory Loan	3.00%
From September 21, 2018 and thereafter	Greater than the sum of $15,000,000 less the then outstanding principal balance of the Inventory Loan	2.75%

2.3 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by deleting all references to “BFC Financial Corporation” in the definition of “Change of Control.”

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2.4 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating clause (v) of the definition of “Custodian Deliverables” as follows:

“(v)for all Receivables, a Collateral Assignment (which may be part of a blanket assignment of more than one Receivable, in which case the original or copy of the blanket Collateral Assignment is held by the Custodian in the related master pool header file and which, in the case of Receivables other than Aruba Receivables, shall be deemed a representation and warranty by Borrower that such Collateral Assignment has not been returned from recording and an agreement by Borrower to promptly deliver the original recorded document or copy thereof to Custodian upon its receipt thereof);”

2.5 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by adding the definition of “Customer Service Cancellation”  in correct alphabetical order as follows:

““Customer Service Cancellation”  shall mean the cancellation by Borrower of a Receivable as a result of dissatisfaction by the Obligor thereunder with some aspect of such Obligor’s Vacation Ownership Interest.”

2.6 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating clause (xix) of the definition of “Eligible A Receivables” in its entirety as follows:

“(xix) the Unit in which the applicable Vacation Ownership Interest financed by such Receivable is situated and to which the Obligor has access: (A) as of the applicable Transfer Date, (w) has been completed in compliance with all Applicable Law, (x) is currently served by all required utilities, (y) is fully furnished and (z) is ready for use, except with respect to this clause (z) (1) for renovations for improvements from time to time in the ordinary course of maintaining the Unit, (2) for temporary closure or partial closure of Resorts for which Receivables included in the Borrowing Base are not in excess of $100,000 in the aggregate per such Resort, and (3) as set forth on Schedule 1.1 hereto; (B) is covered by a valid permanent and unconditional certificate of occupancy (or its equivalent) duly issued; (C) is subject to the terms of the Declaration for the applicable Resort; and (D) has been developed to the specifications provided for in the applicable Timeshare Agreement; all furnishings (including appliances) within the Unit(s) to which the Obligor has access have been or will timely be fully paid for and are free and clear of any lien or other interest by any third party, except for any furniture leases which contain non-disturbance provisions acceptable to Agent;”

2.7 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by adding the definition of “Fifth Amendment Effective Date” in correct alphabetical order as follows:

““Fifth Amendment Effective Date” means August 15, 2018.”

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2.8 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “LIBOR Rate” as follows:

““LIBOR Rate”  shall mean a rate per annum rounded upwards, if necessary, to the nearest 1/1000 of 1% (3 decimal places). The LIBOR Rate is equal to the rate of interest which is identified and normally published by Bloomberg Professional Service page USD-LIBOR-BBA (BBAM) as the offered rate for loans in United States dollars for a one (1) month period. The rate is set by the British Bankers Association as of 11:00 a.m. (London time) as adjusted on a daily basis and effective on the second full Business Day after each such day (unless such date is not a Business Day, in which event the next succeeding Business Day will be used).  If Bloomberg Professional Service (or another nationally-recognized rate reporting source acceptable to Lender) no longer reports the LIBOR or Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market or if such index no longer exists or if page USD-LIBOR-BBA (BBAM) no longer exists or accurately reflects the rate available to Lender in the London Interbank Market, Lender may select a substitute index or page, as the case may be, that results in a Calculated Rate that is materially comparable to the Calculated Rate that was determined immediately prior to the date that the LIBOR Rate becomes unavailable, after notifying Borrower.”

2.9 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “Lockbox Agreement” as follows:

““Lockbox Agreement”  shall mean that certain Deposit Account Control Agreement by and among Agent, Borrower and Lockbox Bank dated on or about the Original Closing Date, which evidences a security interest in the Lockbox Account and provides for Lockbox Bank to collect through a lockbox, payments under Pledged Receivables and remit them to Agent, for the benefit of Lenders, as the same may be amended, supplemented or restated, from time to time.  Borrower and Agent shall cooperate in good faith in the event Borrower or Lockbox Bank desire to enter into a master lockbox agreement satisfactory to Agent in its Permitted Discretion (it being understood that any such master lockbox agreement shall, at a minimum, provide to Agent a perfected first lien and security interest and control commensurate with the existing Lockbox Agreement).  Bank of America, N.A. shall be deemed by Agent to be an approved lockbox bank.”

2.10 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “Maturity Date” as follows:

““Maturity Date” shall mean September 20, 2024; provided, the Maturity Date shall be extended to September 20, 2025, in the event Agent agrees to extend

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the Revolving Credit Period Expiration Date by a one (1) year period as set forth in the definition of “Revolving Credit Period Expiration Date” hereunder.”

2.11 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “Revolving Credit Period Expiration Date” as follows:

““Revolving Credit Period Expiration Date” shall mean the expiry date of the Revolving Credit Period, which shall be September 20, 2021; provided, however, Lenders may, in their sole and absolute discretion, agree to extend the expiry date of the Revolving Credit Period (and the Maturity Date) by a one (1) year period by delivering written notice thereof to Borrower on or before March 20, 2021, the parties hereby agreeing that no other documentation need be executed and no other action need be taken for the occurrence of such extension of the Revolving Credit Period Expiration Date (and the Maturity Date), though Borrower hereby agrees to execute such documentation and to take such actions in connection with such extension as shall be required by Lenders, in Lenders’ Permitted Discretion. Borrower shall not be responsible for and shall not be required to pay any costs related to Lenders’ extension of the Revolving Credit Period Expiration Date.”

2.12 Amendment to Section 2.15 of the Loan Agreement. Effective as of the date hereof, clause (b) of Section 2.15 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b)Borrower shall give written notification to Agent and Custodian, in the form annexed hereto as Exhibit G, in the event the obligation of an Obligor under a Pledged Receivable has been (i) satisfied in full by such Obligor and all amounts paid thereunder are actually deposited into the Lockbox Account or (ii) cancelled due to an upgrade of the related Vacation Ownership Interest or Customer Service Cancellation, then within thirty-one (31) days after the date of the occurrence of such upgrade or Customer Service Cancellation, Borrower will at its sole option either (x) make to Agent a principal payment in an amount necessary so that Borrower remains in compliance with Section 2.5 hereof following such release of such Pledged Receivable(s), (y) deliver to Custodian on behalf of Agent, one or more Receivables having an aggregate unpaid principal balance not less that the unpaid principal balance of the Pledged Receivable that was upgraded or cancelled or (z) a combination of (x) and (y).  Upon receipt of such notice and confirmation by Agent that it has received in good funds all such amounts owing on such Pledged Receivable or replacement Receivables, as the case may be, Agent shall promptly execute any documents reasonably necessary or required by law to release the Lien of Agent and Lenders with respect to the related Collateral under this Agreement.  Agent shall return or cause to be returned all Collateral, including, without limitation, all Custodian Deliverables (original or otherwise) related thereto, to Borrower.”

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2.13 Amendment to Section 3.5 of the Loan Agreement. Effective as of the date hereof, Section 3.5 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“3.5Unused Line Fee

On the first Business Day of each calendar month following the Fifth Amendment Effective Date during (and immediately following the termination of, as provided herein) the Revolving Credit Period, Borrower agrees to pay to Agent, for the benefit of Lenders, with respect to the preceding calendar month (or the portion thereof, if the expiration of the Revolving Credit Period does not occur on the first day of a calendar month), a fee payable in an amount (calculated as of the last day of the preceding calendar month) equal to one-twelfth (1/12th) of 0.375% multiplied by the positive difference between (A) the Facility Cap and (B) the greater of (x) the Average Daily Balance of the Loan during such prior calendar month plus the outstanding principal balance of the Inventory Loan and (y) $15,000,000. The Unused Line Fee shall be waived upon the termination of the Revolving Credit Period.”

2.14 Amendment to Section 3.6 of the Loan Agreement. Effective as of the date hereof, Section 3.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“3.6Minimum Yield Maintenance Fee

Beginning on September 20, 2019, Borrower agrees to pay to Agent, for the benefit of Lenders, with respect to the preceding twelve (12) calendar month period (or the portion thereof, if the expiration of the Revolving Credit Period occurs within a time period less than twelve (12) calendar months since the most recent annual payment), an annual fee (the “Minimum Yield Maintenance Fee”) payable in an amount equal to the product of (a) a percentage equal to the sum of (x) the LIBOR Rate plus (y) the Calculated Rate multiplied by (b) the positive difference, if any, between (i)(A) as it relates to any date of determination on or after September 20, 2019, $15,000,000; or (B) as it relates to any date of determination on or after September 21, 2021, in the event Lenders agree to extend the Revolving Credit Period Expiration Date by a one (1) year period as set forth in the definition of “Revolving Credit Period Expiration Date” hereunder, $10,000,000 and (ii) an amount equal to the sum of (x) the Average Daily Balance of the Loan during such prior twelve (12) calendar month period plus (y) the outstanding principal balance of the Inventory Loan as of the last day of such prior twelve (12) calendar month period. The Minimum Yield Maintenance Fee shall be waived upon the termination of the Revolving Credit Period.”

2.15 Amendment to Section 5.5 of the Loan Agreement. Effective as of the date hereof, Section 5.5 of the Loan Agreement is hereby amended and restated in its entirety as follows:

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“5.5Litigation

Except as set forth on Borrower’s most recent SEC filings or Schedule 5.5, there are no suits, actions or proceedings pending or to the best of Borrower’s knowledge, threatened, against or affecting any Resort, the Collateral, Borrower, or its properties, at law or in equity before any court or before any governmental or regulatory authority or agency, arbitration board or other tribunal, which would reasonably be expected to result in a Material Adverse Change.  Neither Borrower nor any Affiliate of Borrower has received any written notice from any court, governmental authority or agency or other tribunal alleging that Borrower, any Affiliate of Borrower or any Resort has violated in any material respect any Applicable Law, the Declarations or other agreements or arrangements, in a manner which would reasonably be expected to result in a Material Adverse Change.”

2.16 Amendment to Section 6.1 of the Loan Agreement. Effective as of the date hereof, Sections 6.1(a)(i) and 6.1(a)(iv) are hereby amended and restated as follows:

“(i)as soon as available and in any event within ninety-one (91) calendar days after the end of each fiscal year of Borrower, audited annual financial statements of Borrower on a consolidated basis, including the notes thereto, consisting of a balance sheet at the end of such completed fiscal year and the related statements of income, cash flows and owners’ equity (including retained earnings, such statement may be included in a note to the financial statements as allowed by GAAP), for such completed fiscal year, which financial statements shall be prepared by an independent certified public accounting firm of recognized standing; provided, that the financial statements of Borrower shall be deemed delivered and the foregoing requirements satisfied when such financial statements are filed with the SEC and publicly available;”

“(iv)as soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter (other than the final fiscal quarter of each fiscal year; provided that, upon the request of Agent, Borrower shall deliver draft, annual financial statements of Borrower, excluding notes, supplemental schedules and management discussion, within sixty (60) calendar days of the end of each fiscal year) of Borrower, unaudited, quarterly financial statements of Borrower on a consolidated and consolidating basis, including the notes thereto, consisting of a balance sheet at the end of such completed fiscal quarter and the related statements of income, cash flows and owners’ equity (including retained earnings, such statement may be included in a note to the financial statements as allowed by GAAP) for such completed fiscal quarter; provided, that the financial statements of Borrower shall be deemed delivered and the foregoing requirements satisfied when such financial statements are filed with the SEC and publicly available.”

2.17 Amendment to Section 6.28 of the Loan Agreement. . Effective as of the date hereof, Section 6.28 is hereby amended and restated, as follows:

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“6.28Deposit Accounts.

Unless otherwise consented to by Agent in writing, the Borrower will establish and maintain average deposits, measured on a quarterly basis, in Borrower’s demand deposit accounts with Pacific Western Bank of a minimum of (a) $5,000,000 for the period beginning on the Fifth Amendment Effective Date and ending on September 19, 2018 and (b) $2,000,000 for the period beginning September 20, 2018 and thereafter, and Borrower shall not enter into any agreement to move any such relationship to another financial institution during the term of the Loan without Agent’s prior written consent. Borrower will receive earnings credits or monthly interest and can use such earnings credits or monthly interest to offset expenses of the Loan.”

2.18 Amendment to Section 7.2 of the Loan Agreement. Effective as of the date hereof, Section 7.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding any provision of any Loan Document, following the occurrence and continuance of an Event of Default or if an Event of Default would result therefrom, Borrower will not (a) declare, pay or make any dividend or distribution on any Equity Interests or other securities or ownership interests or (b) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any Equity Interests or other securities or interests or of any options to purchase or acquire any of the foregoing;  provided that, to the extent an Event of Default has occurred and is continuing and Agent has accelerated the Obligations and is exercising remedies in accordance with the Loan Documents, and Borrower is required to pay $10,000,000 of outstanding Obligations pursuant to Section 13.13 in connection therewith and Borrower does pay such amount in full, then upon the making of such payment Borrower shall be permitted to declare, pay or make any dividend or distribution on any Equity Interest or other Securities or ownership interests.”

2.19 Amendment to Section 7.13 of the Loan Agreement. Effective as of the date hereof, Section 7.13 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“7.13Tangible Net Worth

Borrower shall not permit its Tangible Net Worth (as measured on the last day of each fiscal year end of Borrower) to be less than One Hundred Eighty-Four Million Five Hundred Thousand and No/100 Dollars ($184,500,000) for any fiscal year ending during the term of the Loan.”

2.20 Amendment to Section 8.1(h) of the Loan Agreement. Effective as of the date hereof, Section 8.1(h) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(h)[Reserved.]”

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2.21 Amendment to Article XIII of the Loan Agreement. Effective as of the date hereof, Section 13.13 is hereby added to the Loan Agreement, immediately following Section 13.12, as follows:

“13.13Exculpation.

Subject to the qualifications below, Agent shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment of more than $10,000,000 of outstanding Obligations shall be sought against Borrower, except that Lender may bring an action for specific performance or any other appropriate action or proceeding to enable Agent to enforce and realize upon its interest and rights to the Collateral securing the Loan; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding in excess of $10,000,000 shall be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral given to Agent, and Agent shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document.  The provisions of this Section 13.13 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (b) affect the validity or enforceability of any of the Loan Documents or any of the rights and remedies of Agent thereunder; (c) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Collateral; or (d) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any actual, out-of-pocket loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i) any willful or intentional misrepresentation or gross negligence by Borrower in connection with the Loan;
(ii) any acts of fraud, misappropriation of funds or theft by Borrower;

(iii) any unauthorized, consensual and intentional transfer, assignment, sale or encumbrance of any Collateral under the Loan caused by the acts or omissions of Borrower, other than as permitted under the Loan Documents;

(iv) any material damage, destruction or waste to any Collateral or the Resort caused by the acts or omissions of Borrower, its agents or employees;

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(v) the removal or disposal by, or at the direction of Borrower, of any portion of the Collateral, other than as permitted under the Loan Documents;
(vi) any failure by Borrower to pay taxes, assessments, or other charges affecting the Resort or any Collateral as may be required by Borrower pursuant to the Loan Agreement;
(vii) any failure by Borrower to maintain insurance as required by Borrower pursuant to the Loan Agreement; and/or

(viii) the misapplication or conversion by Borrower of (A) any insurance proceeds received by Borrower which are paid by reason of any loss, damage or destruction to the Collateral, or (B) any awards or other amounts received by Borrower in connection with the condemnation of all or a portion of the Resort in violation of the Loan Documents, in each of the foregoing clauses (A) and (B) only to the extent of proceeds received or misapplied by Borrower;

Notwithstanding anything to the contrary in this Amendment or any of the Loan Documents, (A)  Agent shall not be deemed to have waived any right which Agent may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) Agent’s agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Obligations shall be fully recourse to Borrower in the event that one or more of the following occurs:

(i) Borrower files a voluntary petition under any Debtor Relief Law or consents to any such filing, or commences a proceeding for the appointment of a receiver, trustee, liquidator or conservator of Borrower or of the whole or any substantial part of the Collateral or the Resort or the whole or any substantial part of Borrower’s assets;

(ii) an officer, director, representative or Person which controls, directly or indirectly, Borrower, files, or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person;

(iii) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against Borrower, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;

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(iv) in any case or proceeding under the Bankruptcy Code or in any other judicial proceeding, Borrower makes application to a court to (A) declare that all or any portion of the lien of Agent or the Obligations of Borrower to pay principal and interest as specified in the Loan Documents be rescinded, set aside, or determined to be void or unenforceable, or (B) modify any of the terms of any of the Loan Documents without Agent’s consent;

(v) the voluntary dissolution or liquidation of the Borrower;
(vi) Borrower or any of its Affiliates asserts any claim, defense or offset against Agent that Borrower has waived or agreed not to assert.

2.22 Amendment to Schedules to Loan Agreement.  Effective as of the date hereof, Schedules 1.2 and 5.30 to the Loan Agreement are hereby amended and restated in their entirety in the form of Exhibit A attached hereto.

2.23 Amendment to Specified Receivables Side Letter.  Effective as of the date hereof, clauses (e) and (f) of the Specified Receivables Side Letter are hereby deleted in their entirety and clauses (a) through (d) of the Specified Receivables Side Letter are hereby amended and restated in their entirety as follows:

“(a)The Obligor on each Specified Receivable shall have a FICO Score equal to or greater than six hundred twenty-five (625);

(b)The weighted average FICO® Score of the Obligors on the Specified Receivables shall be equal to or greater than seven hundred twenty (720);

(c)Borrower shall at all such times ensure that no more than twenty-five percent (25%) of the unpaid principal balance of the Loan and the Inventory Loan, as measured in the aggregate, shall be composed of Advances secured by Specified Receivables,  provided that for a period of six (6) calendar months following a Securitization Event, no more than fifty percent (50%) of the unpaid principal balance of the Loan, as measured in the aggregate, shall be composed of Advances secured by Specified Receivables; and

(d)The Obligor on each Specified Receivable must at the closing of the Specified Receivable be the owner of a Vacation Ownership Interest other than the Vacation Ownership Interest securing such Specified Receivable.”

ARTICLE III.

Conditions Precedent

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent, unless specifically waived in writing by Agent:

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3.1 Agent shall have received each of the following, each in form and substance satisfactory to Agent, in its sole discretion, and, where applicable, each duly executed by each party thereto:
(a) This Amendment duly executed by Borrower;

(b) Agent shall have received an amendment fee due and payable by Borrowers in the amount of $100,000, which fee shall be deemed fully earned and non-refundable upon the execution of this Amendment by Borrowers; and

(c) All other documents Agent may reasonably request prior to or as of the date of this Amendment with respect to any matter relevant to this Amendment or the transactions contemplated hereby.

3.2 Representations and Warranties.  The representations and warranties contained herein, in the Loan Agreement and in the other Loan Documents, as each is amended hereby, and in the Inventory Loan Documentation, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.

3.3 Defaults.  No Potential Default or Event of Default shall have occurred and be continuing, unless such Potential Default or Event of Default has been otherwise specifically waived in writing by Agent.  No Default or Event of Default (as such terms are defined in the Inventory Loan Promissory Note) shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Inventory Loan Lender.

3.4 Corporate Proceedings and other Matters.  All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent.

ARTICLE IV.

No Consent or Waiver

Nothing contained herein shall be construed as a consent or waiver by Agent or any Lender of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment or any other contract or instrument among Borrower, Agent or any Lender, and the failure of Agent or any Lender at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Agent or any Lender to thereafter demand strict compliance therewith.

ARTICLE V.

Ratifications, Representations and Warranties

5.1 Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  Borrower, Agent and Lenders agree that the Loan

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Agreement and the other Loan Documents, all as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, liquidation, dissolution, moratorium and other similar applicable laws affecting the enforceability of creditors’ rights generally applicable in the event of bankruptcy, insolvency, reorganization, liquidation, or dissolution, and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.  Borrower agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the obligations under the Loan Agreement.  Borrower agrees that the Payment Guaranty (the “Guaranty”), dated as of November 19, 2012, executed by Borrower in favor of Agent (as successor-by-merger to CapitalSource Bank) is hereby ratified and confirmed and shall continue in full force and effect.  Borrower agrees that the Guaranty shall continue to be legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, liquidation, dissolution, moratorium and other similar applicable laws affecting the enforceability of creditors’ rights generally applicable in the event of bankruptcy, insolvency, reorganization, liquidation, or dissolution, and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

5.2 Representations and Warranties.  Borrower hereby represents and warrants to Agent and each Lender that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of Borrower and will not violate the articles (or certificate) of incorporation or bylaws of Borrower; (b) Borrower’s board of directors has authorized the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Loan Agreement and any other Loan Document, all as amended hereby, are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date, except for such representations and warranties as are by their express terms limited to a specific date; (d) no Potential Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Potential Default or Event of Default has been specifically waived in writing by Agent; (e) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, all as amended hereby; and (f) except as disclosed to Agent, Borrower has not amended its articles (or certificate) of incorporation or bylaws or similar organizational documents since the date of the Loan Agreement.

ARTICLE VI.

Miscellaneous Provisions

6.1 Survival of Representations and Warranties.  All representations and warranties of the Borrower made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents to the same extent provided in any applicable Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or any Lender to rely upon them.

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6.2 Reference to Loan Agreement.  Each of the Loan Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, all as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement and the other Loan Documents, all as amended hereby.

6.3 Expenses of Agent.  As provided in Section 12.7 of the Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent, any Lender or their respective Affiliates, in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of legal counsel, and all reasonable costs and expenses incurred by Agent or any Lender in connection with the enforcement or preservation of any rights under the Loan Agreement or any other Loan Documents, all as amended hereby, including, without, limitation, the reasonable costs and fees of legal counsel.  Notwithstanding anything to the contrary in this Amendment or otherwise, nothing in this Section 6.3 is intended to be inconsistent with, or interpreted in a manner inconsistent with, Section 12.7 of the Loan Agreement.

6.4 Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.5 Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Lenders, Agent and Borrower and their respective permitted successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

6.6 Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  This Amendment may be executed by facsimile or other electronic transmission, which facsimile or other electronic signatures shall be considered original executed counterparts for purposes of this Section 6.6, and each party to this Amendment agrees that it will be bound by its own facsimile or other electronic signature and that it accepts such facsimile or other electronic signature of each other party to this Amendment.

6.7 Effect of Waiver.  No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
6.9 Applicable Law. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN 14 Bluegreen – Fifth Amendment #58490612_v9

MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS SET FORTH IN THE LOAN AGREEMENT.

6.10 Final Agreement.  THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, AND THE INVENTORY LOAN DOCUMENTATION REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED.  THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, AND THE INVENTORY LOAN DOCUMENTATION MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY borrower AND AGENT AND LENDERS.

6.11 Release by Borrower.    FOR AND IN CONSIDERATION OF AGENT AND LENDERS’ AGREEMENTS CONTAINED HEREIN, BORROWER (“RELEASOR”) HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER WAIVES AND DISCHARGES  AGENT  AND LENDERS WHO ARE PARTIES TO THE LOAN AGREEMENT AS OF THE DATE HEREOF (INDIVIDUALLY AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, COUNTERCLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL OR AT LAW OR IN EQUITY, IN WHOLE OR IN PART, ARISING ON OR BEFORE THE DATE OF THIS AMENDMENT THAT RELEASOR MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS OR OTHERWISE, INCLUDING WITHOUT LIMITATION ARISING  DIRECTLY OR INDIRECTLY FROM ANY OF THE LOAN DOCUMENTS, THE INVENTORY LOAN DOCUMENTATION, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER ANY OF THE LOAN DOCUMENTS OR INVENTORY LOAN DOCUMENTATION AND/OR NEGOTIATION FOR AND EXECUTION OF THIS  AMENDMENT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE.  RELEASOR  WAIVES THE BENEFITS OF ANY LAW, WHICH MAY PROVIDE IN SUBSTANCE: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.” RELEASOR UNDERSTANDS THE FACTS IT BELIEVES TO BE TRUE AT THE TIME OF MAKING THE RELEASE PROVIDED FOR HEREIN MAY LATER TURN OUT TO BE DIFFERENT THAN IT NOW BELIEVES, AND INFORMATION NOT NOW KNOWN OR SUSPECTED MAY LATER BE DISCOVERED.  RELEASOR ACCEPTS THIS POSSIBILITY AND ASSUMES THE RISK OF THE FACTS TURNING OUT TO BE

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DIFFERENT AND NEW INFORMATION BEING DISCOVERED AND FURTHER AGREES THE RELEASE PROVIDED FOR HEREIN SHALL IN ALL RESPECTS CONTINUE TO BE EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BECAUSE OF ANY DIFFERENCE IN SUCH FACTS OR ANY NEW INFORMATION.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

BORROWER:

BLUEGREEN VACATIONS CORPORATION,

a Florida corporation

By:

Name: Paul Humphrey

Title:  Senior Vice President, Finance, Capital Markets and Mortgage Operations

[Signature Page to Fifth Amendment to Amended and Restated Loan and Security Agreement]

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AGENT AND LENDER:

PACIFIC WESTERN BANK,

a California state-chartered bank, as successor-by-merger to CapitalSource Bank

By:

Name:  Robert Dailey

Title:    SVP, Managing Director

[Signature Page to Fifth Amendment to Amended and Restated Loan and Security Agreement]

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Exhibit A

Schedule 1.2

Resorts

Primary Resorts

1.	BG Fountains Condominium	Orlando	Florida
2.	BG Club 36	Las Vegas	Nevada
3.	Bluegreen Odyssey Dells	Lake Delton	Wisconsin
4.	The Manhattan Club	New York	New York
5.	Éilan Hotel & Spa	San Antonio	Texas

Secondary Resorts

1.	Wilderness Traveler at Shenandoah	Gordonsville	Virginia
2.	BG Pirate's Lodge Condominium	Lake Delton	Wisconsin
3.	Mountain Run at Boyne	Boyne Falls	Michigan
4.	Harbour Lights Resort Horizontal Property Regime	Myrtle Beach	South Carolina
5.	Laurel Crest	Pigeon Forge	Tennessee

Other Approved Resorts

Club Resorts

1.	Lake Eve Resort	Orlando	Florida
2.	The Villas at Christmas Mountain	Wisconsin Dells	Wisconsin
3.	Christmas Mountain — Timbers	Wisconsin Dells	Wisconsin
4.	Christmas Mountain — Campground	Wisconsin Dells	Wisconsin
5.	BG Patrick Henry Square	Williamsburg	Virginia
6.	Grande Villas at World Golf Village Condominium	St. Augustine	Florida
7.	Falls Village	Branson	Missouri
8.	MountainLoft	Gatlinburg	Tennessee
9.	MountainLoft II	Gatlinburg	Tennessee
10.	Shore Crest	Myrtle Beach	South Carolina
11.	Shore Crest II	Myrtle Beach	South Carolina
12.	Daytona SeaBreeze	Daytona Beach Shores	Florida
13.	The Hammocks at Marathon	Marathon	Florida
14.	Orlando's Sunshine Resort I & II	Orlando	Florida
15.	Casa Del Mar Beach Resort	Ormond Beach	Florida
16.	Solara Surfside	Surfside	Florida
17.	Bluegreen Club La Pension	New Orleans	Louisiana
18.	The Suites at Hershey	Hershey	Pennsylvania
19.	The Lodge Alley Inn	Charleston	South Carolina
20.	Carolina Grande	Myrtle Beach	South Carolina

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Bluegreen – Fifth Amendment #58490612_v9 21.	SeaGlass Tower	Myrtle Beach	South Carolina
22.	Shenandoah Crossing Farm & Country Club	Gordonsville	Virginia
23.	La Cabana Beach And Racquet Club	Oranjestad	Aruba
24.	Resort at World Golf Village	St. Augustine	Florida
25.	The Innsbruck, A Condominium	Aspen	Colorado
26.	The Hotel Blake	Chicago	Illinois
27.	Club at Big Bear	Big Bear Lake	California
28.	The Atlantic Palace	Atlantic City	New Jersey
29.	King 583	Charleston	South Carolina
30.	Club Lodges at Trillium	Cashiers	North Carolina
31.	The Soundings Seaside Resort	Dennisport	Massachusetts
32.	The Breakers Resort	Dennisport	Massachusetts
33.	Bluegreen at Tradewinds	St. Pete Beach	Florida
34.	Horizons at 77th	N. Myrtle Beach	South Carolina
35.	Cibola Vista Resort & Spa	Peoria	Arizona
36.	Blue Ridge Village	Banner Elk	North Carolina

Club Associate Resorts (other than FBS Resorts)

1.	Paradise Isle Resort	Gulf Shores	Alabama
2.	Shoreline Towers Resort	Gulf Shores	Alabama
3.	Via Roma Beach Resort	Bradenton Beach	Florida
4.	Dolphin Beach Club	Daytona Beach Shores	Florida
5.	Fantasy Island Resort II	Daytona Beach Shores	Florida
6.	Mariner's Boathouse and Beach Resort	Fort Myers Beach	Florida
7.	Tropical Sands Resort	Fort Myers Beach	Florida
8.	Windward Passage Resort	Fort Myers Beach	Florida
9.	Gulfstream Manor	Gulfstream	Florida
10.	Resort Sixty-Six	Holmes Beach	Florida
11.	Outrigger Beach Club	Ormond Beach	Florida
12.	Landmark Holiday Beach Resort	Panama City Beach	Florida
13.	Ocean Towers Beach Club	Panama City Beach	Florida
14.	Panama City Resort & Club	Panama City Beach	Florida
15.	Surfrider Beach Club	Sanibel Island	Florida
16.	Petit Crest Villas at Big Canoe	Marble Hill	Georgia
17.	Pono Kai Resort	Kapaa (Kauai)	Hawaii
18.	Lake Condominiums at Big Sky	Big Sky	Montana
19.	Foxrun Townhouses	Lake Lure	North Carolina
20.	Sandcastle Village	New Bern	North Carolina
21.	Waterwood Townhouses	New Bern	North Carolina
22.	Players Club	Hilton Head Island	South Carolina
23.	Hemlock	Boyne Falls	Michigan

FBS Resorts

1.	Parkside a Vacation Ownership Resort	Williamsburg	Virginia
2.	InnSeason Resorts South Mountain Condominium	Lincoln	New Hampshire

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Bluegreen – Fifth Amendment #58490612_v9 3.	The Breakers Resort Condominium	Dennisport	Massachusetts
4.	The Soundings Seaside Resort Condominium	Dennisport	Massachusetts
5.	Cibola Vista Resort & Spa	Peoria	Arizona
6.	Studio Homes at Ellis Square	Savannah	Georgia
7.	The Hotel Blake	Chicago	Illinois

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Schedule 5.30

Resort Documents

BG FOUNTAINS CONDOMINIUM

a.	Master Declaration of Covenants, Conditions and Restrictions, recorded July 28, 1998, in Book 5535, Page 3243 of the Public Records of Orange County, Florida.
b.

Declaration of Condominium for BG Fountains Condominium, recorded October 26, 2004, in Book 07674, Page 4336 of the Public Records of Orange County, Florida, with amendments of record in Book 07785, Page 2252; Book 08559, Page 1321; Book 08559, Page 1360; Book 08775, Page 4485; Book 09443, Page 2378; Book 9881, Page 2943.

c.	Articles of Incorporation of BG Fountains Condominium Association, Inc.
d.	Bylaws of BG Fountains Condominium Association, Inc.
e.	That certain Timeshare Management Agreement dated as of December 18, 2017, by and between BG Fountains Condominium Association, Inc. and Bluegreen Resorts Management, Inc.
f.	BG Fountains Condominium A Bluegreen Vacation Club Resort Public Offering Statement (Florida).
g.	Bluegreen Vacation Club MULTI-SITE Public Offering Statement and any and all additional documents referenced therein with respect to BG Fountains Condominium.
h.	The applicable Consumer Documents for BG Fountains Condominium.
i.	Any and all such other documents and records as may be existing in any recording office of an applicable jurisdiction relating to BG Fountains Condominium.

BG CLUB 36

a.

Master Declaration of Covenants, Conditions, Easements and Restrictions for Bluegreen Club 36, recorded July 29, 2008, Book 080729, at Document No. 0004566, in the office of the County Recorder of Clark County, Nevada.

b.	Articles of Incorporation of BG Club 36 Master Association, Inc.
c.	Bylaws of BG Club 36 Master Association, Inc.
d.

Declaration of Covenants, Conditions, Easements, Restrictions and Timeshare Ownership Instrument for BG Club 36, recorded July 29, 2008, in Book 080729 at Document No. 0004568, in the office of the County Recorder of Clark County, Nevada.

e.	Articles of Incorporation of BG Club 36 Owners Association, Inc.
f.	Bylaws of BG Club 36 Owners Association, Inc.
g.	That certain Timeshare Management Agreement, dated as of September 18, 2012, by and between BG Club 36 Owners Association, Inc., and Bluegreen Resorts Management, Inc.
h.	Nevada Public Offering Statement for Bluegreen Vacation Club.
i.	Bluegreen Vacation Club MULTI-SITE Public Offering Statement and any and all additional documents referenced therein with respect to BG Club 36.
j.	The applicable Consumer Documents for BG Club 36.
k.	Any and all such other documents and records as may be existing in any recording office of an applicable jurisdiction relating to BG Club 36.

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BG PIRATE'S LODGE

a.

Master Declaration by and between Treasure Island, LLC, Bluegreen Vacations Unlimited, Inc., Dells Vacation Condominium Unit Owners Association, Inc., and Club Optima Dells Owners’ Association, Inc., recorded September 28, 2006 as Document No. 918419 in the Public Records of Sauk County, Wisconsin, with an amendment recorded on May 28, 2008 as Document No. 962000.

b.

First Amendment to Declaration of Condominium of Dells Vacation Condominium and Declaration of Covenants, Conditions, Easements and Restrictions and Time-Share Instrument for Club Optima Amending, Restating, and Merging them into Declaration of Condominium for BG Pirate's Lodge Condominium recorded November 3, 2006, as Document No. 921739 in the Public Records of Sauk County, Wisconsin.

c.	Declaration of Condominium for Bluegreen Odyssey Dells, A Condominium recorded June 30, 2008, as Document No. 963977 in the Public Records of Sauk County, Wisconsin.
d.	Amended and Restated Articles of Incorporation of BG Pirate's Lodge Owners Association, Inc.
e.	Amended and Restated By-Laws of BG Pirate's Lodge Owners Association, Inc., adopted September 12, 2006.
f.	That certain Timeshare Management Agreement dated December 5, 2012, by and between BG Pirate's Lodge Owners Association, Inc. and Bluegreen Resorts Management, Inc.
g.	Time-Share Disclosure Statement BG Pirate's Lodge Condominium (Wisconsin).
h.	Bluegreen Vacation Club MULTI-SITE Public Offering Statement and any and all additional documents referenced therein with respect to BG Pirate's Lodge Condominium.
i.	The applicable Consumer Documents for BG Pirate's Lodge Condominium.
j.	Any and all such other documents and records as may be existing in any recording office of an applicable jurisdiction relating to BG Pirate's Lodge Condominium.

THE MANHATTAN CLUB

a.

Thirteenth Amendment To Declaration of Timeshare Plan Amended, Restated and Consolidated Timeshare Declaration, recorded June 1, 2012, as Document ID 2012053100053001 in The Public Records of NYC Department of Finance Office of the City Register.

b.

Fourteenth Amendment To Declaration of Timeshare Plan, The Manhattan Club, recorded June 19th, 2018, as Document ID 2018061900368001 in The Public Records of NYC Department of Finance Office of the City Register.

c.

Seventh Amendment to Declaration, Amended, Restated and Consolidated Declaration, The Park Central Condominium, recorded November 20, 2003, as Document ID 2003102102291001 in The Public Records of NYC Department of Finance Office of the City Register.

d.	Eighth Amendment to Declaration, The Park Central Condominium, recorded July 28, 2005, as Document ID 2005072200142002 in The Public Records of NYC Department of Finance Office of the City Register.
e.

Ninth Amendment to Declaration and Eighth Amendment to Tax Lot Plans, The Park Central Condominium, recorded March 1, 2007, as Document ID 2007022701835001 in The Public Records of NYC Department of Finance Office of the City Register.

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f.

Assignment of Declarant Rights (Condominium Declaration and Timeshare Declaration) The Manhattan Club, recorded July 5, 2018, as Document ID 2018062501395004001 in The Public Records of NYC Department of Finance Office of the City Register.

g.	Certificate of Amendment of the Certificate of Incorporation of The Manhattan Club Urban Ownership Inc., filed June 5, 1996.
h.	Timeshare By-Laws of The Manhattan Club.
i.	Timeshare Reservation Rules, The Manhattan Club, dated as of May 1, 2012.
j.

That certain Fourth Amendment to Management Agreement (Restated Management Agreement) The Manhattan Club, dated as of January 18, 2012, by and between The Manhattan Club Timeshare Association, Inc., and New York Urban Ownership Management LLC.

k.	Amendment Number Eighteen to Second Restated, New York Supplement to the Bluegreen Vacation Club MULTI-SITE Timeshare Offering Plan, dated May 18, 2018.
l.	Letter of State of New York Office of Attorney General, Division of Economic Justice, Real Estate Finance Bureau, dated May 31, 2018, File Number T050009.
m.	The applicable Consumer Documents for The Manhattan Club.
n.	Any and all such other documents and records as may be existing in any recording office of an applicable jurisdiction relating to The Manhattan Club.

ÉILAN HOTEL & SPA

[TO BE ADDED UPON APPROVAL OF THE RESORT]

BLUEGREEN WILDERNESS TRAVELER AT SHENANDOAH

a.

Declaration of Covenants, Conditions and Restrictions for Bluegreen Wilderness Traveler at Shenandoah Vacation Ownership Program, dated November 28, 2007, recorded at Deed Book 1117, Page 861 of the Public Records of Louisa County, Virginia, with amendments of record at Book 1126, Page 372, and Book 1216, Page 818, and Book 1526, Page 111.

b.	Articles of Incorporation of Bluegreen Wilderness Traveler at Shenandoah Owners Association, Inc.
c.	By-Laws of Bluegreen Wilderness Traveler at Shenandoah Owners Association, Inc.
d.	That certain Timeshare Management Agreement dated as of the December 13, 2017 by and between Bluegreen Wilderness Traveler at Shenandoah Owners Association Inc. and Bluegreen Resorts Management, Inc.
e.	Bluegreen Wilderness Traveler at Shenandoah Vacation Ownership Program Public Offering Statement (Virginia).
f.	Bluegreen Vacation Club MULTI-SITE Public Offering Statement and any and all additional documents referenced therein with respect to Bluegreen Wilderness Traveler at Shenandoah.
g.	The applicable Consumer Documents for Bluegreen Wilderness Traveler at Shenandoah.
h.	Any and all such other documents and records as may be existing in any recording office of an applicable jurisdiction relating to Bluegreen Wilderness Traveler at Shenandoah.

MOUNTAIN RUN AT BOYNE

a.

Master Deed of Mountain Run at Boyne recorded August 14, 2003 in the Register of Deeds of Charlevoix County, Michigan in Liber 563, Page 576, with amendments of record in Liber 690, Page 762; Liber 690, Page 772; and Liber 714, Page 118.

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b.	Restated Articles of Incorporation of Mountain Run at Boyne Owners Association, Inc.
c.	Bylaws of the Mountain Run at Boyne Owners Association, Inc.
d.	That certain Timeshare Management Agreement dated December 18, 2017, by and between Mountain Run at Boyne Owners Association, Inc. and Bluegreen Resorts Management, Inc.
e.	Bluegreen Vacation Club MULTI-SITE Public Offering Statement and any and all additional documents referenced therein with respect to Mountain Run at Boyne.
f.	The applicable Consumer Documents for Mountain Run at Boyne.
g.	Any and all such other documents and records as may be existing in any recording office of an applicable jurisdiction relating to Mountain Run at Boyne.

Harbour Lights Resort Horizontal Property Regime

a.

Master Deed for Harbour Lights Resort Horizontal Property Regime recorded June 29, 1998, in Book 2049, Page 437, in the office of the Registrar of Deeds in Horry County, South Carolina, with amendments of record in Book 2087, Page 875; Book 2374, Page 372; Book 2221, Page 951; Book 2681, Page 538; Book 2758, Page 699; Book 3078, Page 743; Book 3078, Page 750; Book 3162, Page 359; Book 3860, Page 2176; and Book 3870, Page 3394.

b.	Articles of Incorporation of Harbour Lights Resorts Owners Association, Inc.
c.	Bylaws of Harbour Lights Resorts Owners Association, Inc.
d.	That certain Timeshare Management Agreement dated as of September 12, 2017, between Harbour Lights Resorts Owners Association, Inc. and Bluegreen Resorts Management, Inc.
e.	Public Offering Statement for Harbour Lights, a Condominium (South Carolina).
f.	Bluegreen Vacation Club MULTI-SITE Public Offering Statement and any and all additional documents referenced therein with respect to Harbour Lights Resort Horizontal Property Regime.
g.	The applicable Consumer Documents for Harbour Lights Resort Horizontal Property Regime.
h.	Any and all such other documents and records as may be existing in any recording office of an applicable jurisdiction relating to Harbour Lights Resort Horizontal Property Regime.

LAUREL CREST

a.

Declaration of Condominium for Laurel Crest Resort, recorded in the Public Records of Sevier County, Tennessee, June 23, 1995, in Book D548, Page 228, and amendments recorded in Book D554, Page 9; Book D567, Page 549; Book D590, Page 60; Book D608, Page 205; Book D637, Page 1; Book D666, Page 251; Book 1006, Page 438; Book 1763,

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Page 327; Book 3350, Page 325; and Book 3350, Page 331, of the Public Records of Sevier County, Tennessee.
b.	Charter of The Laurel Crest Resort Condominium Association, Inc.
c.	By-Laws of The Laurel Crest Resort Condominium Association, Inc., as amended.
d.	That certain Timeshare Management Agreement dated as of August 23, 2012, by and between The Laurel Crest Resort Condominium Association, Inc., and Bluegreen Resorts Management, Inc.
e.	Bluegreen Vacation Club MULTI-SITE Public Offering Statement and any and all additional documents referenced therein with respect to The Laurel Crest Resort Condominium.
f.	The applicable Consumer Documents for The Laurel Crest Resort Condominium.
g.	Any and all such other documents and records as may be existing in any recording office of an applicable jurisdiction relating to The Laurel Crest Resort Condominium.

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